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                                                                  Exhibit 10.91


                         MODIFIED AND RESTATED "A" NOTE

            Modified and Restated "A" Note, made as of the 21st day of December, 1982 by and between CHARLOTTE OFFICE TOWER ASSOCIATES, a joint venture formed pursuant to the partnership laws of the State of North Carolina ("Maker"), having an office at 1400 Charlotte Plaza, Charlotte, North Carolina 28244, and STICHTING PENSIOENFONDS VOOR DE GEZONDHEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN, a foundation formed according to the laws of the Netherlands ("Payee"), having an office at Kroostweg Number 149, Zeist, the Netherlands.

            Whereas, by virtue of Assignment dated as of the date hereof from Dutch Institutional Finance Corporation, Inc. to Payee, Payee is the holder of that certain "A" Construction Note dated October 22, 1980 from Maker to Dutch Institutional Finance Corporation, Inc. in the principal amount of $33,000,000 (the "Original Note") on which is presently due and owing the sum of $33,000,000, and

            Whereas, Maker and Payee have determined to extend the maturity date and modify the terms of payment and certain other provisions of the Original Note.

            NOW THEREFORE, the Original Note is hereby modified effective as of the date hereof and restated in its entirety as follows:

            FOR VALUE RECEIVED, Maker promises to pay to Payee at its office recited above, or order, or at such other place as may be designated in writing by the holder hereof, the principal sum of THIRTY-THREE MILLION AND NO/100 DOLLARS ($33,000,000.00), in
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lawful money of the United States of America, with interest thereon from the date hereof, at the rate of twelve percent (12%) per annum, such principal and interest to be payable as follows:

            Interest only on the outstanding principal sum of THIRTY-THREE MILLION AND NO/100 DOLLARS ($33,000,000.00), is due and payable monthly on the first day of each month during the "Initial Term" (as hereinafter defined) of this Note, beginning with the first day of the first month next following the date hereof.

            The "Initial Term" shall be the period commencing on the date hereof and expiring on the earlier to occur of the following dates (the "Conversion Date"): (1) the first day of the month next following the month in which the property encumbered by the "A" Deed of Trust and Security Agreement made by Maker dated October 22, 1980, recorded in the Office of the Register of Deeds of Mecklenburg County, North Carolina in Book 4358 at page 0808, as modified by "A" Extension, Modification and Spreader Agreement of even date herewith (collectively, the "Deed of Trust") shall achieve a "Positive Cash Flow" (as hereinafter defined) or (2) December 31, 1987.

            The entire unpaid principal balance, together with any accrued interest thereon, shall be due and payable on the thirty-fifth (35th) anniversary of the Conversion Date (the "Maturity Date").

            Commencing with the first day of the month following the Conversion Date, interest and amortization shall be payable in four hundred twenty (420) equal constant monthly installments of principal and interest computed to fully amortize the principal balance, with interest thereon to be computed at the rate of twelve percent (12%) per annum from the

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Conversion Date, so that the last payment shall be due on the thirty-fifth
(35th) anniversary of the Conversion Date.

            Notwithstanding the foregoing, in the event either Balsam Mountain, Inc. or Crow-Charlotte Office Tower Associates or any "Affiliate" (as such term is hereinafter defined) of either of them shall transfer its respective interest as a joint venturer of Maker in accordance with the provisions of Joint Venture Agreement of Maker, this Note shall, at the option of Payee, upon notice to Maker (the "Acceleration Notice") given within sixty (60) days after the date Payee is notified of such event, become due and payable in its entirety, together with all accrued interest thereon, on the later to occur of (a) the fifth (5th) anniversary of the giving of the Acceleration Notice or (b) October 30, 1995. Installments of interest and amortization shall continue to be made in the same amounts as theretofore, except that the entire then unpaid principal balance with accrued interest shall be paid on the later of such dates following the giving of the Acceleration Notice.

            Upon any default hereunder and the continuance of such default for a period of ten (10) days after the due date or any non-monetary default under the Deed of Trust and the continuance of such default for a period of twenty (20) days after delivery of written notice of default by Payee, Maker promises to pay the principal and interest remaining due and unpaid hereunder in accordance with the terms of the Deed of Trust, together with all costs and expenses incurred in connection with the collection or attempted collection hereof and the protection of the security hereof or thereof, including reasonable attorney's fees, whether or not suit is instituted. Interest shall accrue on such amounts from the date of such default at the "Involuntary Rate" (as hereinafter defined) compounded quarterly until the date such amounts are paid. The

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"Involuntary Rate" shall be an annual rate equal to the greater of (i) 12% or
(ii) two percent (2%) in excess of the rate charged from time to time by The Chase Manhattan Bank, N. A. on short term (90 day) unsecured loans to its preferred customers but in no event in excess of the then maximum legal rate.

            Maker agrees to be bound to the extent provided in the Deed of Trust and waives and renounces any and all exemption rights and the benefit of all valuation and appraisal privileges as against the indebtedness evidenced hereby or any renewal or extension thereof except as set forth in the Deed of Trust, waives demand, protest, notice of nonpayment, and any and all lack of diligence or delays in the collection or enforcement hereof, and expressly consents to any extension of time, release of any party liable for the indebtedness evidenced hereby, release of any of the security of this Note, acceptance of other security therefor, or any other indulgence or forbearance whatsoever by Payee, any one or all of which may be made without notice to Maker or such released party or any other party.

            Prior to the Conversion Date, this Note may not be prepaid. From and after the Conversion Date, Maker shall have the right to prepay the entire principal and interest due hereunder, upon ninety (90) days prior written notice to Payee, (a) after the fifteenth (15th) anniversary of the Conversion Date hereof without penalty or (b) prior to the fifteenth (15th) anniversary of the Conversion Date hereof concurrently with payment of an amount equal to the "Prepayment Percentage" (as hereinafter defined) multiplied by the then unpaid principal balance of this Note. Notwithstanding the foregoing, no prepayment of this Note is permitted at any time unless the principal of the "B Note" (as such term is defined in the Deed of Trust), together with all interest thereon, has been or concurrently therewith is paid in full.

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            As used in this Note:

            (a) The term "Positive Cash Flow" shall mean the amount by which the actual gross rental income (including fixed rent and one-twelfth (1/12th) of any annual additional rent relating to taxes, utilities, and/or operating expenses and one-twelfth (1/12th) of any applicable annual percentage rent payments) for any calendar month exceeds one-twelfth (1/12th) of the "Approved Budget" (as such term is defined in the Deed of Trust) for the then current year.

            (b) The term "Affiliate" shall mean a wholly owned subsidiary of a party, the person or entity which controls such party, or any other entity, the controlling interest in which is held by such party or which is controlled by the same person or entity which controls such party.

            (c) The term "Prepayment Percentage" shall mean, with respect to the portion of a loan procured by maker to prepay this Note, the amount by which twelve percent (12%) exceeds the interest rate payable on the loan procured by Maker to prepay this Note, but in no event less than one percent (1%) nor more than six percent (6%), and with respect to any other sums used to prepay this Note six percent (6%).

            The parties hereto have intended in good faith to comply with all applicable usury laws. Notwithstanding anything to the contrary contained in this Note or any other instrument evidencing, securing, or relating to this Note, Maker shall not be obligated or required to pay interest at a rate which would subject Payee to either criminal or civil liability. If, by the terms of this Note or any other instrument evidencing, securing, or relating to this Note, Maker at any time is required or obligated to pay interest on the principal made available to Maker in an

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amount or at a rate in excess of the applicable legal maximum, the interest due to Payee shall be immediately and automatically reduced to such maximum, the interest payable shall be computed at such maximum rate, and all prior interest payments in excess of such lawful maximum shall be immediately and automatically applied, and shall be deemed to have been treated as having been applied at the time of receipt, in reduction of the principal balance due under this Note.

            The principal amount, plus accrued interest, shall become immediately due and payable at the option of Payee upon the happening of any event by which said balance shall or may become due and payable under the terms of the Deed of Trust (subject to any applicable grace period).

            No delays on the part of Payee in exercising any right hereunder or under the Deed of Trust or any other agreement further evidencing or securing this Note shall operate as a waiver thereof or preclude the exercise thereof at any time during the continuance of any default or during the continuance of a subsequent default.

            Notwithstanding any other provision of this Note to the contrary, neither the obligation of Maker to pay the debt evidenced by this Note and the Deed of Trust nor the obligation of Maker to perform any covenant or agreement contained in this Note, the Deed of Trust or any other instrument evidencing or securing the payment of this Note shall be enforced by any action or proceeding wherein or whereby damages or any money judgment shall be sought against Maker, except a foreclosure or other action against the property encumbered by the Deed of Trust; any judgment in any such foreclosure or other action shall be enforceable against Maker only to the extent of its interest in such property and the income therefrom and no


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deficiency or other personal judgment shall be rendered or entered against Maker in such foreclosure or other action.

            This Note may not be modified or terminated orally.

            This Note shall be construed and enforced in accordance with the law of North Carolina.

            The property encumbered by the Deed of Trust is located in Mecklenburg County, North Carolina.

            This Modified and Restated "A" Note may be signed in counterparts. The signatures of the parties hereto on the several counterparts shall have the same effect as if they had all signed the same counterpart.

            IN WITNESS WHEREOF, Maker has executed this Modified and Restated "A" Note as of the 21st day of December, 1982, and Payee, by its countersignature hereto acknowledges that the Original Note is superceded in its entirety by the provisions hereof.

                                   CHARLOTTE OFFICE TOWER ASSOCIATES,
                                   a joint venture, Maker

WITNESS:                               By: CROW-CHARLOTTE OFFICE TOWER
                                           ASSOCIATES, a joint venturer


                                       By /s/ Fred W. Klein           (SEAL)
-----------------------------             ----------------------------------
                                                    General Partner


ATTEST:                                By: BALSAM MOUNTAIN, INC.,
                                           a joint venturer



                                       By   /s/ Herman A. Vonhof
-----------------------------             ----------------------------------
                                                     President


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                                       STICHTING PENSIOENFONDS VOOR DE
                                       GEZONDHEID, GEESTELIJKE EN
WITNESS:                               MAATSCHAPPELIJKE BELANGEN, Payee
                                                                 (SEAL)

                                       By /s/ Anton F.L. Fiolet
-----------------------------             ----------------------------------


                                        8
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STATE OF GEORGIA  )
                  : ss.:
COUNTY OF FULTON  )

            On this 22nd day of December, 1982, personally came before me, Ann
W. Kilby, a Notary Public in and for the State of GEORGIA, Herman A. Vonhof, who, being by me duly sworn, says that he is the President of BALSAM MOUNTAIN, INC., a Georgia corporation, which executed the foregoing instrument as a partner of CHARLOTTE OFFICE TOWER ASSOCIATES, a North Carolina joint venture, that the seal affixed to the foregoing instrument in writing is the corporate seal of the corporation, and that said writing was signed and sealed by him on behalf of said joint venture.

            And the said Herman A. Vonhof acknowledged the said writing to be the act and deed of said corporation.

            WITNESS my hand and notarial seal this 22nd day of December, 1982.

                                          /s/ Ann W. Kilby
                                          ----------------------------------
                                                    Notary Public

My Commission expires

      Nov. 6. 1986
---------------------------
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STATE OF TEXAS    )
                  : ss.:
COUNTY OF DALLAS  )

            I, Christine McCorkle, a Notary Public in and for the State of Texas, do hereby certify that Fred N. Klein, a general partner of CROW-CHARLOTTE OFFICE TOWER ASSOCIATES, a Texas limited partnership, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of said CROW-CHARLOTTE OFFICE TOWER ASSOCIATES as a general partner of CHARLOTTE OFFICE TOWER ASSOCIATES, a North Carolina joint venture, on behalf of said joint venture.

            WITNESS my hand and notarial seal this 9th day of December, 1982.

                                          /s/ Christine McCorkle
                                          ----------------------------------
                                                      Notary Public

My Commission expires

      5-21-86
-------------------------
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COUNTRY OF THE NETHERLANDS )
                           : ss.:
CITY OF AMSTERDAM          )

            I hereby certify that on this day before me, a civil law notary, officiating in Amsterdam, The Netherlands, duly authorized and qualified in the Country and City aforesaid to take acknowledgments, personally appeared Anton F.L. Fiolet, well known to me to be the authorized signature of STICHTING PENSIOENFONDS VOOR DE GEZONDHEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN, a foundation formed according to the laws of The Netherlands, who executed the foregoing instrument on behalf of said foundation in the presence of a subscribing witness, freely and voluntarily, under authority duly vested in him by said foundation, and that said foundation has no seal.

            WITNESS my hand, in the Country and City aforesaid, this 2nd day of December, 1982.

                                          /s/ J.A.E. Koning
                                          ----------------------------------

My Commission expires


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